Exhibit 99.1

Aerie Pharmaceuticals Announces Deerfield’s Conversion of Convertible Notes into Aerie Common Stock and Establishment of an Undrawn $100M Credit Facility with Deerfield

Durham, N.C. — (BUSINESS WIRE) – July 23, 2018 – Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, retina diseases and other diseases of the eye, today announced that the $125 million of senior secured convertible notes held by affiliates (the “holders”) of Deerfield Management Company L.P. (“Deerfield”) since September 2014 have been fully converted into 5,040,323 shares of Aerie common stock in accordance with their terms, plus the issuance of 329,124 additional shares mutually agreed to with the holders in order to complete the conversion at this time, for a total of 5,369,447 shares.

Aerie’s outstanding shares of common stock have increased to 45,208,820 on a pro-forma basis, reflecting the 5,369,447 shares issued to the holders plus outstanding shares on June 30, 2018 of 39,839,373.

In addition, Aerie today announced that it has entered into a $100 million senior secured delayed draw term loan facility (the “credit facility”) with affiliates of Deerfield, pursuant to which Aerie may borrow up to $100 million in aggregate in one or more borrowings at any time prior to July 23, 2020. The credit facility matures on July 23, 2024.

The credit facility includes fees upon drawdown of 1.75%, an 8.625% interest rate on drawn amounts, and annual fees on undrawn amounts of 1.5%. Fees on undrawn amounts accrue but are not payable until July 23, 2020, and no principal payments will be due on drawn amounts, if any, until July 23, 2020. The credit facility may be terminated by Aerie at any time for an additional one-time fee of $1.5 million.

The credit facility is available to Aerie for working capital and general corporate purposes. No amounts were drawn under the credit facility at closing. The Company believes it has adequate cash, cash equivalents and investments to support ongoing business operations through and including the commercialization of RoclatanTM, and currently has no intention to draw on the credit facility.

“We are delighted that Deerfield has decided to demonstrate its ongoing support of Aerie. Now that we are an operating company, the $100 million credit facility provides us with additional financial flexibility as we continue to grow, as we believe is a customary step for companies at our stage,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer at Aerie.

Armentum Partners served as a financial advisor to Aerie on the credit facility.

About Aerie Pharmaceuticals, Inc.

Aerie is an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, retina diseases and other diseases of the eye. Aerie’s first product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, a once-daily eyedrop approved by the U.S. Food and Drug Administration (FDA) for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was launched in the United States in April 2018. In clinical trials of Rhopressa®, the most common adverse reactions were conjunctival hyperemia, cornea verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rhopressa®, including the product label, is available at www.rhopressa.com. Aerie’s advanced-stage product candidate, Roclatan™ (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, a fixed-dose combination of Rhopressa® and the widely-prescribed PGA (prostaglandin analog) latanoprost, achieved its 3-month primary efficacy endpoint in two Phase 3 registration trials, Mercury 1 and Mercury 2, and also showed safety and efficacy throughout 12 months in Mercury 1. Aerie submitted the Roclatan™ New Drug Application (NDA) in May 2018 and, in July 2018, the FDA set the PDUFA (Prescription Drug User Fee Act) goal date for the completion of the FDA’s review of the RoclatanTM NDA for March 14, 2019. Aerie continues to focus on global expansion and the development of additional product candidates and technologies in ophthalmology, including for wet age-related macular degeneration and diabetic macular edema. More information is available at www.aeriepharma.com.

About Deerfield

Deerfield is an investment management firm committed to advancing healthcare through investment, information and philanthropy. For more information, please visit deerfield.com

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding the commercial launch and sales of Rhopressa® and RoclatanTM and any future product candidates, if approved; our commercialization, marketing, manufacturing and supply management capabilities and strategies; third-party payer coverage and reimbursement of Rhopressa® and RoclatanTM and any future product candidates, if approved; the glaucoma patient market size and the rate and degree of market adoption of Rhopressa® and RoclatanTM and any future product candidates, if approved, by eye-care professionals and patients; the timing cost or other aspects of the commercial launch of Rhopressa® and RoclatanTM and any future product candidates, if approved; the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for Rhopressa®, with respect to regulatory approval outside the United States, and RoclatanTM and any future product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the effectiveness of Rhopressa®, RoclatanTM and any future product candidates and results of our clinical trials and any potential preclinical studies; the timing of and our ability to request, obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, as applicable, Rhopressa®, RoclatanTM and any future product candidates in the United States, Canada, Europe, Japan and elsewhere, including the expected timing of, and regulatory and/or other review of, filings for, as applicable, Rhopressa®, RoclatanTM and any future product candidates; the potential advantages of Rhopressa®, RoclatanTM and any future product candidates; our plans to pursue development of additional product candidates and technologies in ophthalmology, including development of Rhopressa® and RoclatanTM for additional indications, our preclinical retina programs and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma and ophthalmology; our ability to protect our proprietary technology and enforce our intellectual property rights; our expectations regarding collaborations, licensing, acquisitions and strategic operations, including our ability to in-license or acquire additional ophthalmic products, product candidates or technologies; and our expectations regarding anticipated capital requirements and anticipated borrowings under the credit facility. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). In particular, FDA approval of Rhopressa® does not constitute FDA approval of RoclatanTM, and there can be no assurance that we will receive FDA approval for RoclatanTM or for any future product candidates. FDA approval of Rhopressa® also does not constitute regulatory approval of Rhopressa® in jurisdictions outside the United States, and there can be no assurance that Rhopressa® will obtain regulatory approval in other jurisdictions. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Aerie Pharmaceuticals

Media: Tad Heitmann 949-526-8747; theitmann@aeriepharma.com

Investors: Richard Rubino 908-947-3540; rrubino@aeriepharma.com

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Investors: Ami Bavishi 212-213-0006; abavishi@burnsmc.com

Source: Aerie Pharmaceuticals, Inc.